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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2004
Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10581 (Commission File Number)	59-1513162 (I.R.S. Employer Identification No.)
Bentley Park 2 Holland Way Exeter, New Hampshire (Address of Principal Executive Offices)	03833 (Zip Code)

(603) 658-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

BENTLEY PHARMACEUTICALS, INC.

Item 1.01 Entry into a Material Definitive Agreement

        Effective as of December 21, 2004, the Board of Directors of Bentley Pharmaceuticals, Inc. (the "Company") adopted a new Shareholder Rights Plan, as set forth in a Renewed Rights Agreement (the "Renewed Rights Agreement") dated as of December 21, 2004 between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Renewed Rights Agreement replaces the Company's existing Rights Agreement which expires on December 21, 2004.

RIGHTS DIVIDEND

        Pursuant to the Renewed Rights Agreement, the Board of Directors declared a dividend of one Preferred Stock Purchase Right (a "Right") for each outstanding share of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), payable to stockholders of record at the close of business on December 21, 2004. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), at a Purchase Price of $72.55 per one one-thousandth of a share of Series A Preferred Stock, subject to adjustment.

DISTRIBUTION DATE

        Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an all cash offer for all outstanding shares of Common Stock which a majority of the unaffiliated directors who are not officers of the Company determine, after consultation with one or more investment banking firms, to be at a price which is fair to all stockholders and otherwise in the best interests of the Company and its stockholders (a "Qualifying Offer")). The definition of "Acquiring Person" excludes Michael McGovern, one of the Company's directors, and his affiliates and associates, unless he, together with his affiliates and associates, increases his beneficial ownership by 15% or more of the shares of Common Stock then outstanding from the number of shares of Common Stock beneficially owned by him on December 21, 2004. Under the Rights Agreement, for purposes of calculating percentages of Common Stock outstanding, shares of Common Stock outstanding shall include all shares of Common Stock deemed to be beneficially owned (as defined in the Renewed Rights Agreement) by a person and its affiliates and associates, even if not actually then outstanding.

        Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 21, 2004 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

        As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except (i) with respect to certain shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of certain securities of the Company, or (ii) as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

EXPIRATION DATE

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 19, 2014, unless earlier redeemed or exchanged by the Company as described below.

EXERCISE RIGHTS

        In the event that an Acquiring Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (except pursuant to a Qualifying Offer), each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (based on a formula set forth in the Renewed Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph (the "Flip-in Event"), all Rights that are, or (under certain circumstances specified in the Renewed Rights Agreement) were, beneficially owned by an Acquiring Person (or by certain related parties) shall be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event until such time as the Rights are no longer redeemable by the Company as set forth below.

        In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Stock is changed or exchanged (other than a merger consummated pursuant to a Qualifying Offer), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and the Flip-in Event described in the previous paragraph are referred to as the "Triggering Events."

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Common Stock (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above, or are redeemed as provided above.

ADJUSTMENT

        The Purchase Price payable, and the number of one one-thousandths of a share of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of the earnings or retained earnings of the Company) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no anti-dilution adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock (other than fractions of one one-thousandth of a share, or integral multiples thereof) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

REDEMPTION

        At any time until ten (10) days following the Stock Acquisition Date (as such period may be extended or shortened by the Board of Directors) the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

EXCHANGE

        At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio specified in the Renewed Rights Agreement.

AMENDMENT

        Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Renewed Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment shall be made at such time as the Rights are not redeemable.

ANTI-TAKEOVER EFFECTS

        The Rights have certain anti-takeover effects. Exercise of the Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The existence of Rights, however, should not affect an offer at a price which is fair to all stockholders and otherwise in the best interests of the Company and its stockholders as determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date (as such period may be extended or shortened by the Board of Directors) redeem all but not less than all of the then outstanding Rights at the $0.001 redemption price.

MISCELLANEOUS

        The Renewed Rights Agreement, dated as of December 21, 2004, between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the term of the Rights is included as Exhibit 4.1 to this filing and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 3.03 Material Modification to Rights of Security Holders

        The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit Number	Description
4.1	Renewed Rights Agreement dated as of December 21, 2004 between Bentley Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the form of Rights certificate as Exhibit B and the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit C.
99.1	Press Release dated December 21, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.

Date: December 21, 2004	By:	/s/ MICHAEL D. PRICE Michael D. Price Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Renewed Rights Agreement dated as of December 21, 2004 between Bentley Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the form of Rights certificate as Exhibit B and the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit C. Filed herewith.
99.1	Press Release dated December 21, 2004. Filed herewith.

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BENTLEY PHARMACEUTICALS, INC.
  Item 1.01 Entry into a Material Definitive Agreement
  Item 3.03 Material Modification to Rights of Security Holders
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX